As filed with the Securities and Exchange Commission on May 24, 2001 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post-Effective Date Amendment No. 1 To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Triton PCS Holdings, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                 23-2974475
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

    1100 Cassatt Road                                  19312
    Berwyn, Pennsylvania                             (Zip Code)
(Address of Principal Executive Offices)


                            TRITON PCS HOLDINGS, INC.
                          1999 STOCK AND INCENTIVE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                    (Name and address of agent for service)

                         Telephone number of agent for service:

                                 (202) 776-2000

                         CALCULATION OF REGISTRATION FEE


-------------------- ---------------- --------------------- ---------------------- --------------------
 Title of security    Amount being    Proposed Maximum      Proposed Maximum        Amount of
being registered     Registered (*)   offering Price per    Aggregate offering     Registration fee
                                      Share(**)             Price
-------------------- ---------------- --------------------- ---------------------- --------------------
-------------------- ---------------- --------------------- ---------------------- --------------------

Class A Common
Stock, $0.01 par
value Per
Share.......          1,500,000           $35.12              $52,680,000.00         $13,170.00
-------------------- ---------------- --------------------- ---------------------- --------------------


 (*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     This Post-Effective Amendment No. 1 To Registration Statement on Form S-8 (the "Registration Statement") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register additional shares of the Registrant's common stock issuable pursuant to the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (the "Plan"). Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the Registrant's registration statement on Form S-8 (File No. 333-93625), and all exhibits thereto, relating to the Plan, which was previously filed with the Securities and Exchange Commission on December 27, 1999.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 8.  Exhibits

                                  EXHIBIT INDEX




Exhibit No.                                 Exhibit                                                 Page No.
-----------                                 -------                                                 --------


       5                                    Opinion of Dow, Lohnes & Albertson, PLLC                  5
     23.1                                   Consent of PricewaterhouseCoopers LLP                     7
     23.2                                   Consent of Dow, Lohnes & Albertson, PLLC                  5
                                            (contained in their opinion in Exhibit 5)


                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 To Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berwyn, Commonwealth of Pennsylvania on the 22nd day of May, 2001.

                                        TRITON PCS HOLDINGS, INC.


                                        By:  /s/ Michael E. Kalogris
                                        ----------------------------
                                             Michael E. Kalogris
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors


     Triton PCS Holdings, Inc., a Delaware corporation, and each person whose signature appears below constitutes and appoints Michael Kalogris, with full power to act without others, such person's true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 To Registration Statement, and any and all amendments thereto (including, without limitation, post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or Rule 462(d) under the Securities Act of 1933, as amended), and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                   Capacity                            Date
         ---------                                   --------                            ----


/s/ Michael E. Kalogris                              Chief Executive Officer and          May 22, 2001
----------------------------                         Chairman of the Board of
    Michael E. Kalogris                              Directors (Principal
                                                     (Executive Officer)


/s/ Steven R. Skinner                                President, Chief Operating           May 22, 2001
----------------------------                         Officer and Director
    Steven R. Skinner


/s/ David D. Clark                                   Executive Vice President,            May 22, 2001
---------------------------                          Chief Financial Officer
    David D. Clark                                   and Secretary (Principal Financial
                                                     Officer)


                                                     Vice President and                   May 22, 2001
/s/ Andrew Davies                                    Controller
---------------------------                          (Principal Accounting
    Andrew Davies                                    Officer)

                                      -3-

/s/ Scott I. Anderson                                Director                             May 22, 2001
---------------------------
    Scott I. Anderson


/s/ John D. Beletic                                  Director                             May 22, 2001
---------------------------
    John D. Beletic


/s/ Arnold L. Chavkin                                Director                             May __, 2001
---------------------------
    Arnold L. Chavkin

/s/ William W. Hague                                 Director                             May __, 2001
---------------------------
    William W. Hague


/s/ John W. Watkins                                  Director                             May 22, 2001
---------------------------
    John W. Watkins


                                       -4-